Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Amaze Holdings Inc. of our report dated March 8, 2024, relating to the financial statements of Fresh Vine Wine, Inc. (the “Company”) as of and for the years ended December 31, 2023 and 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Wipfli LLP

Minneapolis, Minnesota

February 5, 2025